Fifth Amendment
                             Dated December 29, 2000
                                     to the
                          Securities Purchase Agreement
                               Dated May 13, 1998
                                  by and among
                          Furman Selz Investors II L.P.
                            FS Employee Investors LLC
                              FS Parallel Fund L.P.
                            Bancboston Ventures Inc.
                                 Flynn Partners
                            FS Ascent Investments LLC

                                       and
                             Ascent Pediatrics, Inc.

     FIFTH AMENDMENT dated as of the 29th day of December, 2000 (this "Fifth Amendment") among Ascent Pediatrics, Inc. (the "Company"), Furman Selz Investors II L.P. ("Investors"), FS Employee Investors LLC ("Employee"), FS Parallel Fund L.P. ("Parallel," together with Investors and Employee, the "Furman Selz Entities"), BancBoston Ventures Inc. ("BancBoston"), Flynn Partners ("Flynn") and FS Ascent Investments LLC ("Investments") (each of Investors, Employee, Parallel, BancBoston, Flynn and Investments are herein referred to individually as a "Purchaser", and collectively, as the "Purchasers").
          WHEREAS, the Company, the Furman Selz Entities, BancBoston and Flynn are parties to a Securities Purchase Agreement dated as of May 13, 1998, as amended September 30, 1998, February 16, 1999, July 1, 1999 and October 15, 1999 (the "Series G Purchase Agreement");
          WHEREAS, Investments wishes to purchase from the Company, and the Company wishes to issue and sell to Investments, up to four hundred thousand (400,000) shares of Series H Convertible Preferred Stock, par value $.01 per share (the "Series H Preferred Stock"), of the Company, the terms of which shall be substantially as set forth on Exhibit A attached hereto (the "Series H Certificate of Designation"), and the Company wishes to issue to Investments warrants substantially in the form attached hereto as Exhibit B (the "Fifth Amendment Warrants") to purchase up to 10,950,000 depositary shares of the Company ("Depositary Shares") (subject to appropriate adjustments for stock splits, stock dividends, reclassifications or similar recapitalizations affecting the Depositary Shares), each Depositary Share representing one share of Common Stock of the Company subject to a call option and represented by a depositary receipt;
          WHEREAS, Investments and the Company desire to provide for such purchase and sale and issuance and to establish various rights and obligations in connection therewith; and
          WHEREAS, in connection with such purchase and sale and issuance, the Purchasers and the Company desire to amend certain provisions of the Series G Purchase Agreement.
     NOW THEREFORE, in consideration of these premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION
     Section  1.1.     Definitions  and  Interpretation.
                       --------------------------------
(a) All capitalized terms used herein which are not otherwise specifically defined herein shall have the respective meaning as ascribed thereto in the Series G Purchase Agreement.
(b) Unless otherwise expressly indicated, all references contained herein to SECTIONS or other subdivisions or SCHEDULES refer to the corresponding SECTIONS and other subdivisions or SCHEDULES of the Series G Purchase Agreement.
(c) The sections and the headings in the sections in this Fifth Amendment are for convenience only. Said sections and headings shall not be deemed to be part of this Fifth Amendment and in no way define, limit, extend or describe the scope or intent of its provisions.
                                   ARTICLE II
                     SALE AND PURCHASE OF SERIES H PREFERRED
                       STOCK AND FIFTH AMENDMENT WARRANTS

Section  2.1.     Series  H  Preferred  Stock.
                  ---------------------------
(a) The Company agrees to issue and sell to Investments, and Investments agrees to subscribe for and purchase from the Company one (1) share of the
Series H Preferred Stock on January 2, 2001 (the "Closing Date"). On the Closing Date, the Company will deliver to Investments a certificate representing one (1) share of Series H Preferred Stock registered in the name of Investments and Investments will deliver one thousand dollars ($1,000) by wire transfer to an account designated by the Company prior to the Closing Date.
(b)     Investment  agrees  that,  subject  to  the  condition set forth in this
Fifth Amendment, it shall purchase up to an additional 3,999 shares (the "Additional Shares") of Series H Preferred Stock from the Company at a purchase price of $1,000 per share. Following the date on which the Company shall have borrowed an aggregate principal amount of six million two hundred fifty thousand dollars ($6,250,000) under the Loan Agreement dated December 29, 2000, by and between the Company and Investments (the "Loan Agreement"), the Company has the option to require Investments to purchase the Additional Shares pursuant to the procedures and at the times set forth in Section 2.1(c). Notwithstanding anything to the contrary herein, Investments shall have no obligation to purchase any Additional Shares (i) on more than one (1) occasion in any calendar month; or (ii) after December 31, 2001.
(c) In order to exercise its option to require Investments to Purchase Additional Shares, the Company shall deliver to Investments from time to time a notice in the form of Exhibit C (each, a "Notice of Purchase") specifying: (i) the aggregate purchase price of the Additional Shares to be purchased by Investments on the applicable Purchase Date (each, a "Purchase Price"), (ii) the number of Additional Shares to be purchased on the Purchase Date and (iii) the proposed purchase date (each, a "Purchase Date"). Such Notice of Purchase must be delivered to Investments not later than 10:00 a.m. (New York time) on the tenth (10th) Business Day prior to such Purchase Date. On each Purchase Date:
(i) the Purchasers shall make a sufficient and timely capital contributions to Investments so that it has the funds necessary to purchase the Additional Shares at such time or times required herein and shall cause Investments to deliver immediately available funds in the amount of such Purchase Price to the account of the Company in accordance with the bank wire instructions contained in the Notice of Purchase, and (ii) the Company will deliver to Investments a certificate registered in the name of Investments representing the number of Additional Shares designated in such Notice of Purchase. Each Purchase Price shall be in an aggregate amount of not less than five hundred thousand dollars ($500,000) or a multiple of one hundred thousand dollars ($100,000) in excess thereof and not more than one million dollars ($1,000,000), except in one instance an aggregate amount of not less than four hundred and ninety nine thousand dollars ($499,000) and not more than nine hundred and ninety nine thousand dollars ($999,000). Each Notice of Purchase shall be irrevocable and binding upon the Company.
(d) The agreement of Investments to purchase any Additional Shares shall be subject to its reasonable satisfaction, or the waiver by Investments, on or prior to each Purchase Date that no event has occurred and is continuing which constitutes a Default or an Event of Default.
Section  2.2.     Warrants.
                  --------
(a) On the Closing Date, the Company will issue and deliver to Investments a Fifth Amendment Warrant (an "Initial Fifth Amendment Warrant") to acquire one million nine hundred fifty thousand (1,950,000) Depositary Shares (subject to appropriate adjustments for stock splits, stock dividends, reclassifications or similar recapitalizations affecting the Depositary Shares).
(b) The Company shall have the option to extend the then Demand Date, as such term is defined in the Loan Agreement, to the last day of the month immediately following the month in which the Demand Date would then occur by providing written notice (the "Extension Notice") to the Holders (as defined in the Loan Agreement) and to the holders of Series H Preferred Stock not less than thirty five (35) days prior to the then Demand Date. As a condition to each such extension, the Company shall be obligated to issue and deliver Fifth Amendment Warrants (each, an "Additional Fifth Amendment Warrant") to Investments according to the following schedule and in the following amounts (for the avoidance of doubt, such amounts are cumulative):
     (i) in the event that the Company wishes to extend the Demand Date to July 31, 2001, an Additional Fifth Amendment Warrant to purchase one million (1,000,000) Depositary Shares (subject to appropriate adjustments for stock splits, stock dividends, reclassifications or similar recapitalizations affecting the Depositary Shares) one (1) Business Day before the then Demand Date, provided that, in the event that the Note (as such term is defined in the Loan Agreement) is repaid in full before the then Demand Date, the Company shall have no obligation to issue and deliver such Additional Fifth Amendment Warrant;
(ii) in the event that the Company wishes to extend the Demand Date to August 31, 2001, an Additional Fifth Amendment Warrant to purchase one million (1,000,000) Depositary Shares (subject to appropriate adjustments for stock splits, stock dividends, reclassifications or similar recapitalizations affecting the Depositary Shares) one (1) Business Day before the then Demand Date, provided that, in the event that the Note is repaid in full before the then Demand Date, the Company shall have no obligation to issue and deliver such Additional Fifth Amendment Warrant;
(iii) in the event that the Company wishes to extend the Demand Date to September 30, 2001, an Additional Fifth Amendment Warrant to purchase one million (1,000,000) Depositary Shares (subject to appropriate adjustments for stock splits, stock dividends, reclassifications or similar recapitalizations affecting the Depositary Shares) one (1) Business Day before the then Demand Date, provided that, in the event that the Note is repaid in full before the then Demand Date, the Company shall have no obligation to issue and deliver such Additional Fifth Amendment Warrant;
(iv) in the event that the Company wishes to extend the Demand Date to October 31, 2001, an Additional Fifth Amendment Warrant to purchase two million (2,000,000) Depositary Shares (subject to appropriate adjustments for stock splits, stock dividends, reclassifications or similar recapitalizations affecting the Depositary Shares) one (1) Business Day before the then Demand Date, provided that, in the event that the Note is repaid in full before the then Demand Date, the Company shall have no obligation to issue and deliver such Additional Fifth Amendment Warrant;
(v) in the event that the Company wishes to extend the Demand Date to November 30, 2001, an Additional Fifth Amendment Warrant to purchase two million (2,000,000) Depositary Shares (subject to appropriate adjustments for stock splits, stock dividends, reclassifications or similar recapitalizations affecting the Depositary Shares) one (1) Business Day before the then Demand Date, provided that, in the event that the Note is repaid in full before the then Demand Date, the Company shall have no obligation to issue and deliver such Additional Fifth Amendment Warrant; and
(vi) in the event that the Company wishes to extend the Demand Date to December 31, 2001, an Additional Fifth Amendment Warrant to purchase two million (2,000,000) Depositary Shares (subject to appropriate adjustments for stock splits, stock dividends, reclassifications or similar recapitalizations affecting the Depositary Shares) one (1) Business Day before the then Demand Date, provided that, in the event that the Note is repaid in full before the then Demand Date, the Company shall have no obligation to issue and deliver such Additional Fifth Amendment Warrant.
     (c) Notwithstanding the foregoing, if prior to the then Demand Date (i) the Board of Directors of the Company approves a transaction involving the sale of the Company (through a merger, consolidation, sale, conveyance or lease of all or substantially all of its assets, or otherwise), (ii) the consideration from such transaction that would be paid to the holders of the Company's Depositary Shares for each Depositary Share (whether directly from the Acquiror or by distribution by the Company) would exceed $.10 per Depositary Share (subject to appropriate adjustments for stock splits, stock dividends, reclassifications or similar recapitalizations affecting the Depositary Shares),
(iii) the Company is prohibited from engaging in such transaction without the approval of the Purchasers in accordance with the Series G Purchase Agreement, as amended by this Fifth Amendment, or Investments in accordance with the Loan Agreement, and (iv) such required approval is not given by the Purchasers and Investments within 10 days after such approval is requested in writing by the Company (such events being referred to as a "Company Sale Rejection"), then the Company may extend the Demand Date to December 31, 2000 without any obligation to issue Additional Fifth Amendment Warrants to Investments pursuant to Section 2.2(b).
                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The  Company  represents  and  warrants  to  Investments  as  follows:
     Section  3.1.     Organization and Existence, etc.  The Company (a) is duly
                       -------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, and (b) is duly qualified to do business as a foreign corporation and is in good standing (or the equivalent thereof under applicable law) in each jurisdiction in which the conduct of its business requires such qualification by reason of the ownership or leasing of property or otherwise (except for those jurisdictions in which the failure so to qualify does not have a Material Adverse Effect). "Material Adverse Effect" means, when used in connection with the Company, any development, change or effect that is materially adverse to the business, properties, assets, net worth, financial condition, results of operations or future prospects (including without limitation, future equity value) of the Company and its Subsidiaries taken as a whole.
Section  3.2.     Capitalization  of  the  Company.
                  --------------------------------
(a) After giving effect to the Fifth Amendment, on the date hereof (i) the Company's authorized capital stock consists of: (A) 60,000,000 shares of Common Stock, of which 9,781,814 shares are issued and outstanding and (B) 5,000,000 shares of "blank check" preferred stock, $.01 par value per share, of which (1) 7,000 shares have been designated Series G Convertible Exchangeable Preferred Stock, all of which shares were exchanged for 8% convertible subordinated notes of the Company on July 23, 1999 and (2) 4,000 shares have been designated Series H Convertible Preferred Stock and (ii) the Company has outstanding the securities set forth on Schedule 3.2 attached hereto which are convertible into or exercisable or exchangeable for Depositary Shares (the "Derivative Securities").
(b) All the issued and outstanding shares of capital stock of the Company are validly issued, fully paid, non-assessable, free of preemptive and similar rights and have been offered, issued, sold and delivered by the Company in transactions in compliance with the applicable federal, state and foreign securities laws. Other than as set forth in Schedule 3.2 attached hereto, there are no outstanding agreements or commitments requiring the Company to issue capital stock or Derivative Securities as of the date hereof.
     Section  3.3.     Authorization;  Binding  Obligations.
                       ------------------------------------
(a) The Company has full power and authority to execute and deliver this Fifth Amendment, the Series H Preferred Stock, the Fifth Amendment Warrants and such other documents furnished or to be furnished by the Company hereunder.
This Fifth Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The issuance, offering and sale of the Series H Preferred Stock and the Fifth Amendment Warrants pursuant to this Fifth Amendment and the compliance by the Company with the provisions of this Fifth Amendment, the Series H Preferred Stock and the Fifth Amendment Warrants, and the consummation of the other transactions herein contemplated, will not result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation and Bylaws of the Company, (ii) any contract or other agreement to which the Company is a party or by which the Company or any of its properties is bound (other than agreements with Alpharma which shall terminate on the date hereof) or (iii) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body, domestic or foreign, applicable to the business or properties of the Company, except, with respect to clauses (ii) and (iii), circumstances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (b) All of the shares of Series H Preferred Stock to be issued under this Fifth Amendment have been duly authorized and when issued and delivered in accordance with the Fifth amendment will be validly issued, fully paid, non-assessable, free of preemptive and similar rights and will be offered, issued, sold and delivered by the Company in transactions in compliance with the applicable federal, state and foreign securities laws.
(c) The Fifth Amendment Warrants have been duly authorized for issuance and the Depositary Shares issuable upon exercise of the Fifth Amendment Warrants have been duly authorized and reserved for issuance and (i) the Initial Fifth Amendment Warrants being delivered on the date hereof have been, and the Additional Fifth Amendment Warrants being delivered after the date hereof, when delivered, will have been, duly executed and delivered by the Company in accordance with this Fifth Amendment and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, (ii) the Fifth Amendment Warrants will be exercisable for Depositary Shares in accordance with their terms, and
(iii) the Depositary Shares issuable upon exercise of the Fifth Amendment Warrants, when issued and delivered in accordance with the provisions of the Fifth Amendment Warrants, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive and similar rights.
Section  3.4.     Compliance  with  Instruments,  etc.  Except  as  set forth on
                  -----------------------------------
Schedule 3.4 hereto, the Company is not in breach or violation of, or in default under, any term or provision of (i) its Certificate of Incorporation and Bylaws,
(ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement, debt instrument or other agreement or instrument to which it is a party or by which it is bound or to which any of its property is subject, the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a
Material Adverse Effect other than agreements with Alpharma which shall terminate on the date hereof, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its respective activities or properties and the effect of which breach, violation or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section  3.5.     Litigation.  Except as set forth on Schedule 3.5 hereto, there
                  ----------
are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or any actions, suits, proceedings or investigations pending, or, to the knowledge of the Company, threatened, which challenge the validity of any action taken or to be taken pursuant to or in connection with this Fifth Amendment or the issuance of the Series H Preferred Stock or the Fifth Amendment Warrants and the Depositary
Shares issuable upon the conversion or exercise thereof which would, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect. As it pertains to the Company, when used herein, the phrases "to the knowledge of" or derivatives thereof shall mean the actual knowledge of the Chief Executive Officer of the Company.
Section  3.6.     Offering.  Subject  to  the  Purchasers'  representations  and
                  --------
warranties in Article IV of this Fifth Amendment, the offer, sale and issuance of the Series H Preferred Stock and the Fifth Amendment Warrants as contemplated by this Fifth Amendment are not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and neither the Company nor anyone acting on its behalf, has taken or will take any action that would cause such registration requirements to be applicable.
Section 3.7.     Permits; Governmental and Other Approvals.  Other than pursuant
                 -----------------------------------------
to agreements with Alpharma which shall terminate on the date hereof, no approval, consent, authorization or other order of, and no designation, filing, registration, qualification or recording with, any governmental authority, domestic or foreign, is required for the Company's performance of this Fifth Amendment or the consummation by the Company of the transactions contemplated hereby except for the filing of a Form D under the Securities Act and the filing of a Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Section  3.8.     Subsidiaries.  The  Company  has  no  subsidiaries and owns no
                  ------------
securities of other corporations or entities other than short-term money market investments.
                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
     Each  of  the Purchasers hereby represents and warrants to the Company that
(i) it is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act, (ii) it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company, (iii) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, (iv) it is acquiring, directly or indirectly, the Series H Preferred Stock and the Fifth Amendment Warrants and the Depositary Shares issuable upon the exercise thereof for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof; nor with any present intention of distributing or selling the same; and, except as contemplated by the Series G Purchase Agreement or this Fifth Amendment or the Series H Certificate of Designation, Investments has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof, (v) it is not in material breach or violation of, or in default under, any term or provision of (A) its organizational and governing documents, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders, partners or members agreement, note agreement or other agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or (C) any statute, judgment, decree, order, rule or regulation applicable to Investments or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over Investments or any of its activities or properties, (vi) it understands that the Series H Preferred Stock and the Fifth Amendment Warrants and the Depositary Shares issuable upon the exercise thereof have not been registered under the Securities Act and it will not, directly or indirectly, offer, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Series H Preferred Stock or the Fifth Amendment Warrants or the Depositary Shares issuable upon the exercise thereof except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable state securities or "blue sky" laws and (viii) it understands that the Series H
Preferred Stock and the Fifth Amendment Warrants and any certificates representing the Depositary Shares issuable upon the exercise thereof and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under other applicable securities laws):
"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."
Investments further represents that (i) it has full power and authority to execute, deliver and perform this Fifth Amendment, (ii) the person executing this Fifth Amendment on behalf of Investments has the appropriate authority to act on behalf of Investments, (iii) this Fifth Amendment has been duly authorized, executed and delivered by Investments and constitutes a legal, valid and binding agreement of Investments, enforceable against Investments in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and (iv) it has not employed any broker or finder in connection with the transactions contemplated by this Fifth Amendment. To the best of its knowledge, Investments acknowledges receipt of, and the opportunity to review, the information that it believes necessary to make an investment in the Series H Preferred Stock and the Fifth Amendment Warrants and the Depositary Shares issuable upon the exercise thereof.
                                    ARTICLE V
                  AMENDMENTS TO THE SERIES G PURCHASE AGREEMENT
     Section  5.1.     Agreement  of  Furman Selz Entities.  Investments, by its
                       -----------------------------------
execution of this Fifth Amendment, hereby joins in and agrees to be bound by and subject to the provisions of Articles VII, VIII, X, XI, XIV, XV, XVI and XVII of the Series G Purchase Agreement, all as amended from time to time in accordance with Article XIV of the Series G Purchase Agreement, as a Purchaser or a Holder thereunder, with respect to the Series H Preferred Stock and the Fifth Amendment Warrants issued or issuable to Investments and the Depositary Shares issued or issuable upon exercise thereof.
Section  5.2.     Definitions.  For  purposes of Articles VII, VIII, X, XI, XIV,
                  -----------
XV, XVI and XVII of the Series G Purchase Agreement: (a) the term "Preferred Stock" shall hereby be amended to include the Series H Preferred Stock; (b) the term "Warrants" shall hereby be amended to include the Fifth Amendment Warrants;
(c) the term "Warrant Shares" shall hereby be amended to include the Depositary Shares issued or issuable upon exercise of the Fifth Amendment Warrants; and (d) the term "Securities" shall hereby be amended to include the Series H Preferred Stock and the Fifth Amendment Warrants.
Section  5.3     Amendments  to the Negative Covenants.  Effective from the date
                 -------------------------------------
hereof,  until  such  time  as  no  indebtedness  is  outstanding under the Loan
Agreement and no shares of Series H Preferred Stock are outstanding, (i) Sections 8.1 through Section 8.13 of the Series G Purchase Agreement are hereby amended by deleting in its entirety the text thereof and inserting in lieu thereof Sections 7.1 through 7.13 of the Loan Agreement renumbered as Section
8.1 through Section 8.13 accordingly and (ii) Section 8.15 of the Series G Purchase Agreement is hereby amended by deleting in their entirety the text of all defined terms set forth therein and inserting in lieu thereof the definitions contained in Section 1.1 of the Loan Agreement as necessary for the interpretation of Sections 8.1 through 8.13 of the Loan Agreement included in the Fifth Amendment. Upon repayment of all outstanding indebtedness under the Loan Agreement and redemption of all shares of Series H Preferred Stock, Article VIII of the Series G Purchase Agreement shall be amended in its entirety by deleting the text thereof and inserting in lieu thereof the text of Article VIII of the Series G Purchase Agreement as of May 13, 1998.
Section  5.4     Amendments  to  Events  of  Defaults.  Effective  from the date
                 ------------------------------------
hereof until such time as no indebtedness is outstanding under the Loan Agreement and no shares of Series H Preferred Stock are outstanding, Section
13.1 of the Series G Purchase Agreement is amended by deleting the text thereof and inserting in lieu thereof the following:
     13.1     EVENTS OF DEFAULT8.1     Events of Default.  An "Event of Default"
occurs  if:
(a) the Company defaults in the payment of interest on the Note when the same becomes due and payable and such default continues for a period of 5 Business Days;
(b) the Company defaults in the payment of the principal of the Note when the same becomes due and payable at the Maturity Date, upon acceleration or otherwise or the Company defaults in the payment of the Redemption Price of the Series H Preferred Stock when due in accordance with the Series H Certificate of Designations;
(c) the Company defaults in the performance of any covenants under Article VIII of this Agreement;
(d) the Company fails to comply with any of the provisions of this Agreement (other than Article VIII) and such failure continues for 20 Business Days after notice specified in the penultimate paragraph of this Section 13.1 (the "Default Notice") without cure (the Company to give forthwith to all other holders of the Notes at the time outstanding written notice of receipt of such Default Notice specifying the default referred to therein);
(e) the Company defaults in payment on Borrowed Money Indebtedness (giving effect to any applicable grace periods and any extensions thereof) of at least $700,000 principal amount;
(f) there has been an acceleration of the final stated maturity of any Borrowed Money Indebtedness of the Company (which acceleration shall not have been cured, waived, rescinded or annulled for 10 Business Days) if the aggregate principal amount of such Borrowed Money Indebtedness, together with the principal amount of any other such Borrowed Money Indebtedness in default for failure to pay principal at maturity or which has been accelerated, aggregates $700,000 or more at any time;
(g) any representation or warranty of the Company under this Agreement shall prove to have been incorrect in any material respect when made;
(h) there exists an outstanding unsatisfied final judgment which, either alone or together with other outstanding unsatisfied final judgments against the Company, exceeds an aggregate of $200,000 (to the extent not covered by insurance) and such judgment shall have continued undischarged or unstayed for 20 Business Days after entry thereof;
     (i)     the  Company,  pursuant  to or within the meaning of any Bankruptcy
Law:
     (i)     commenced  a  voluntary  case;
(ii) consents to the entry of an order for relief against it in an involuntary case;
(iii)     consents  to  the  appointment  of  a  custodian  of  it or for all or substantially  all  of  its  property;  or
     (iv)     makes  a  general  assignment for the benefit of its creditors; or
(j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i)     is  for  relief  against  the  Company  in  an  involuntary  case;
(ii) appoints a custodian of the Company for all or substantially all of its property; or
(iii) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 consecutive days.
A default under paragraph (d) of this Section 13.1 is not a default unless the holders of at least eighty percent (80%) of the aggregate principal amount then outstanding under the Notes notify the Company of the default and the Company does not cure the default within twenty (20) days after receipt of such notice. The notice must specify the default and demand that it be remedied.
A "Business Day" means any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to close in Boston, Massachusetts or New York, New York. A "Default" means any of the events specified in this Section 13.1, regardless of whether there shall have occurred any passage of time or giving notice or both that would be necessary in order to constitute such Event of Default.
Upon repayment of all outstanding indebtedness under the Loan Agreement and redemption of all shares of Series H Preferred Stock, Section 13.1 of the Series G Purchase Agreement shall be amended in its entirety by deleting the text thereof and inserting in lieu thereof the text of Section 13.1 of the Series G Purchase Agreement as of May 13, 1998.
     Section  5.5.     Effectiveness  of  Amendments.
                       ------------------------------
(a)     Section  3.13  of  the  Fourth Amendment is amended by deleting the text thereof.
(b) Upon repayment of all outstanding indebtedness under the Loan Agreement and redemption of all shares of Series H Preferred Stock, any Default or Event of Default due to the existence of circumstances which would not have constituted a Default or Event of Default immediately prior to such repayment and redemption are hereby waived.
Section  5.6.     Conversion.  Section  12.4 of Article XII is hereby amended by
                  ----------
(i) deleting the word "and" following clause (iv), (ii) deleting the period following clause (v) and inserting in lieu thereof a semicolon followed by the word "and" and (iii) adding as a new clause (vi) the following:
"(v) the Fifth Amendment Warrants and the securities issued or issuable upon conversion or exercise thereof."
                                   ARTICLE VI
                     OTHER AGREEMENTS, WAIVERS AND CONSENTS
     Section  6.1     Consent  to Issuance of the Fifth Amendment Warrants.  The
                      ----------------------------------------------------
Purchasers hereby consent, in all respects under the Series G Purchase Agreement, including, without limitation, under Sections 8.1 and 8.7, to the consummation of the transactions contemplated by this Fifth Amendment, including, without limitation: (i) the issuance of the Fifth Amendment Warrants and (ii) the shares of Series H Preferred Stock issuable under this Fifth Amendment.
Section  6.2.     Rights  of  First  Refusal.  The  Purchasers  hereby waive any
                  --------------------------
rights of first refusal held by the Purchasers under Section 7.7 of the Series G Purchase Agreement which were, are or may be applicable to (i) the issuance of the Fifth Amendment Warrants and the Depositary Shares issuable upon the exercise thereof and (ii) the shares of Series H Preferred Stock issuable under this Fifth Amendment, and Investments hereby confirms its agreement to the waivers  of  rights  of  first  refusal  previously  made  by  the  Purchasers.
Section  6.3.     Antidilution Adjustment.  (a) The Purchasers hereby agree that
                  -----------------------
no adjustment shall be made to the Conversion Price of the Convertible Notes under Section 12.4 of the Purchase Agreement with respect to the issuance of the Fifth Amendment Warrants and the Depositary Shares issuable upon the exercise thereof.
(b) The Warrant Price of the Warrants, (as defined in such Warrants) shall be reduced from $3.00 per share to five cents ($0.05) per Warrant Share, subject to further adjustment in accordance with the terms of the Warrants.
Section  6.4     Strategic Transaction.  Promptly following the date hereof, the
                 ---------------------
Company shall seek to engage an investment bank to assist the Company in consummating a strategic transaction with a third party. Such investment bank shall be subject to the approval of the Furman Selz Entities, which approval shall not be unreasonably withheld. In consideration for the assistance of the Furman Selz Entities in consummating such a strategic transaction, at the time
Ascent pays the investment bank its success fee in connection with the consummation of the strategic transaction, it shall pay to the Furman Selz Entities $3,000,000.
                                   ARTICLE VII
                                  MISCELLANEOUS
     Section  7.1.     The  Series  G  Purchase Agreement.  Except as amended by
                       ----------------------------------
this Fifth Amendment, the Series G Purchase Agreement shall remain in full force and effect in accordance with its terms. This Fifth Amendment shall be deemed to be included in the Series G Purchase Agreement as defined above.
     Section  7.2.     Governing Law.  The rights and obligations of the parties
                       -------------
under or pursuant to this Fifth Amendment shall be governed by and construed in accordance with the laws of the State of New York.
Section  7.3.     Expenses.  The  Company will pay all reasonable legal fees and
                  --------
disbursements of counsel for Investments incurred with respect to the negotiation, execution and consummation of this Fourth Amendment and the transactions contemplated by this Fifth Amendment.
Section  7.4.     References  to  Series  G Purchase Agreement.  Whenever in any
                  --------------------------------------------
certificate, letter, notice or other instrument reference is made to the Series G Purchase Agreement, such reference without more shall include this Fifth Amendment.
Section  7.5.     Amendments  to  Alpharma  Agreements.  The  Purchasers  (and
                  ------------------------------------
permitted assignees of the Purchasers) in accordance with Article XIV of the Series G Purchase Agreement hereby consent to the terms of the Termination Agreement by and between Alpharma and the Company dated December 29, 2000, including, without limitation, the termination or amendment of the Alpharma Loan Document and the Ancillary Agreements as set forth therein.
Section  7.6.     Counterparts.  This  Fifth  Amendment  may  be  executed
                  ------------
simultaneously  in  counterparts, each of which shall be deemed an original, and it  shall  not  be  necessary  in  making  proof  of  the contents of this Fifth
Amendment  to  produce  or  account  for  more  than  one  such  counterpart.
Section  7.7.     Effectiveness.  This  Fifth Amendment to the Series G Purchase
                  -------------
Agreement  shall  be  effective  on  the  date  hereof.

IN WITNESS WHEREOF this Fifth Amendment has been executed by duly authorized representatives of the parties hereto on the day, month and year first above written.
ASCENT  PEDIATRICS,  INC.
By:  /s/  Emmett  Clemente
     ---------------------
Name:     Emmett  Clemente
Title:     Chief  Executive  Officer
FURMAN  SELZ  INVESTORS  II  L.P.
FS  EMPLOYEE  INVESTORS  LLC
FS  PARALLEL  FUND  L.P.
By:     FS  PRIVATE  INVESTMENTS  LLC,
MANAGER
By:      /s/  James  Luikart
        --------------------
Name:     James  L.  Luikart
Title:     Managing  Member
BANCBOSTON  VENTURES  INC.
By:     /s/ Marcia T. Bates
Name:     Marcia T. Bates
Title:     Managing Director
FLYNN  PARTNERS
By:      /s/  James  E.  Flynn
        ----------------------
Name:     James  E.  Flynn,  General  Partner
Flynn  Partners

FS  ASCENT  INVESTMENTS  LLC
By:  FS  PRIVATE  INVESTMENTS,  LLC,
     MANAGER


 /s/  James  Luikart
--------------------
Name:  James  L.  Luikart
Title:    Managing  Member

                                    EXHIBIT A
                                    ---------
                       Series H Certificate of Designation

                                    EXHIBIT B
                                    ---------
                         Form of Fifth Amendment Warrant

                                    EXHIBIT C
                                    ---------
                           FORM OF NOTICE OF PURCHASE

     Reference is made to Fifth Amendment dated as December ___, 2000 by and among Ascent Pediatrics, Inc. (the "Company") and the Purchasers named therein (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Fifth Amendment"). Capitalized terms used herein without definition are so used as defined in the Fifth Amendment.

The Company hereby gives irrevocable notice, pursuant to Section 2.1(c) of the Fifth Amendment, that it requests that Investments purchase Additional Shares under the Fifth Amendment and in that connection sets forth below the terms on which such purchase is requested to be made:

(A)     Purchase  Date
     (which  is  a  Business  Day)
__________________________________________________

(B)     Purchase  Price
___________________________________________________________

(C)     Number  of  Additional  Shares  to  be  Purchased
__________________________________

(D) Funds are requested to be disbursed to the Company account with _______________________________________________


Account  No.  _________________________